Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-293360) pertaining to the 2026 Equity Incentive Plan of SOLV Energy, Inc of our reports dated March 25, 2026, with respect to the financial statement of SOLV Energy, Inc and the consolidated financial statements of SOLV Energy Holdings LLC included in this Annual Report (Form 10-K) for the year ended December 31, 2025.

Tysons, Virginia

March 25, 2026